LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of February 4, 2015, by and among Gulf Resources, Inc., a Delaware corporation (the “Company”) and the undersigned shareholders (collectively, the “Shareholders”).

WHEREAS, the Shareholders are the registered holders of 7,268,011shares of the Company (the “Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree:

Section 1.                     (a)            In connection with the acquisition of Shouguang City Rongyuan Chemical that was made to assist the Company with its future operations, the Company issued the Shares to the Shareholders who are confident with respect to the Company’s future growth.  As such, the Shareholders agree not, directly or indirectly, offer, sell, contract to sell, pledge, encumber, tender, assign or grant any option or warrant to purchase or otherwise dispose of or offer to dispose of (collectively, “Transfer”) the Shares for a period commencing on the date the stock certificates evidencing the Shares are issued to the Shareholders and ending on the fifth (5th) anniversary of the date of such issuances (the “Lock-up Period”), inclusive, without the prior written consent of the Company.

(b)            If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Company waives such extension.

(c)  For the purpose of effectuating this Lock-Up Agreement, the Shareholders hereby consent to the Company issuing a stop transfer instruction to its transfer agent in accordance with the terms of this Lock-Up Agreement. Any Transfer of Shares in violation of this Lock-Up Agreement by the Shareholders without the consent of the Company shall constitute a material breach of this Lock-Up Agreement.  The Shareholders acknowledge and agrees that the Shares may bear a legend regarding the restrictions set forth in this Section 1.

(d)           The Shareholders acknowledge that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Shareholders further acknowledge and agree that the provisions set forth herein are essential terms and conditions of the Lock-Up Agreement that the Company may seek to enforce in addition to any of its rights or remedies provided under any other agreement decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Shareholders. This remedy shall be in addition to all other remedies available to the Company at law or equity.

Section 2.                      This Lock-Up Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Shareholders and their heirs, executors, administrators, legatees and legal representatives.

Section 3.                      Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

Section 4.                      This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 5.                      This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

Section 6.                      (a)           All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the signature page hereto, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto.

(b)           Each notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and a confirmation of the telecopy being sent is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified on the signature page hereto.

Section 7.                      The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

COMPANY: GULF RESOURCES, INC. By: _______________________________ Name: Title: Address: Fascimile:

SHAREHOLDERS:

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